                                February 6, 1998

UST Corp.
40 Court Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

    We hereby consent to the references to this Firm under the captions "THE MERGER--Certain Federal Income Tax Consequences" and "LEGAL OPINIONS" in the Proxy Statement-Prospectus included in the registration statement on Form S-4 filed with the Securities and Exchange Commission on February 6, 1998 by UST Corp. in connection with the proposed merger of Somerset Savings Bank with and into your indirect subsidiary, USTrust.

                                          Very truly yours,

                                          /s/ Bingham Dana LLP

                                          BINGHAM DANA LLP